Exhibit 99.3

DISCLOSURE STATEMENT 2011 2012 2013 2014 2015 This presentation and other CHS Inc. publicly available presentations contain, and CHS officers and representatives may from time to time make, “forward–looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Report Act of 1995. Forward–looking statements can be identified by words such as “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Forward–looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on CHS current beliefs, expectations and assumptions regarding the future of its businesses, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward–looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of CHS control. CHS actual results and financial condition may differ materially from those indicated in the forward–looking statements. Therefore, you should not rely on any of these forward–looking statements. Important factors that could cause CHS actual results and financial condition to differ materially from those indicated in the forward–looking statements are discussed or identified in CHS public filings made with the U.S. Securities and Exchange Commission, including in the "Risk Factors" discussion in Item 1A of CHS Annual Report on Form 10–K for the fiscal year ended August 31, 2016. Any forward–looking statements made by CHS in this presentation are based only on information currently available to CHS and speak only as of the date on which the statement is made. CHS undertakes no obligation to publicly update any forward–looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Good morning.

As it has been for each of the last three years, I’m honored and privileged to deliver this year’s financial report.

This year’s annual meeting theme tells us to focus on The Essentials.

When these words come from me, most of you are naturally expecting me to talk about financial essentials. Results. Business performance. Margins. Cash returns. Financial ratios.

Don’t worry. I’ll get to all that.

First, however, I want to talk about what’s really essential.

Recently I had the chance to get out of the office for a couple days. I piled into a Tahoe with members of our finance team and we made the long drive, almost to the Canadian border, to Hallock, Minnesota. Our road trip took us to the CHS canola processing plant. This facility was conceived and built by local investors who had deep roots in the area. It became part of CHS Processing and Food Ingredients in July 2015.

With CHS as its owner, this facility is now better able to originate canola oilseed and market canola oil, including to customers like Ventura Foods.

While we were doing our business review, I had the great pleasure of meeting many of our more than four dozen Hallock employees. Their commitment and dedication to serving our farmer-owners and their rural community was tangible and inspiring. They are proud to be on this great farmer-owned cooperative system team. They are proud to be part of CHS.

I learned about the value CHS adds for producers each year by processing about 400,000 tons of canola seed and turning it into canola oil and canola meal. Hallock’s patrons are enthusiastic about the CHS connection to consumer markets through Ventura Foods and others. And these producers recognize the value of being owners of a business that makes them eligible for direct economic returns not only on processing, but also on the inputs they buy to raise their crop.

Finally, on this road trip I was able to engage with four talented next generation CHS finance leaders. I was impressed.

For me, road trips like this are far more than conducting business reviews or touring CHS facilities.

It’s a very meaningful reminder to me of what’s really essential and why we do what we do each day. A reminder that while my day job includes building and protecting our balance sheet and signing financial reports filed with the SEC, the real essential is the people.

These numbers I will discuss today represent the value CHS adds for our owners at member cooperatives and on farms and ranches across this great country. They reflect the efforts of our dedicated, hard-working employees. And, importantly, CHS financial results are tangible evidence of the benefit of being part of a company you own.

So when I come into the office each day, the essential image in my mind is YOU, the people who make up this great agricultural cooperative business and my responsibility for helping to keep the company you own financially sound and successful, as measured by a strong balance sheet and returns on your investment.

Now it’s time to get to the fiscal 2016 numbers.

There’s no question that what I’ll review with you this morning represents a very different year from my first three at this podium. I bet we can all agree on that. After years of enjoying robust growth and strong financial performance, our industries are in a down cycle and we cannot predict how long this down cycle will last.

From a financial management perspective, that means we step back and focus on what matters most — The Essentials.

I’ll start with a summary. It was a challenging year indeed. Both our earnings and revenues declined by double-digit percentages during fiscal 2016 versus 2015.

And, as you might expect, this was largely the result of the ongoing down cycles within global agriculture and energy. Fiscal 2016 gave us lower commodity prices and thin margins which affected significant portions of our businesses.

But amid these challenging market conditions, we stuck to our essential focus — what I call “controlling the controllables.” That means focusing on what is within our control to make sure CHS, your company, remains financially sound, with a strong balance sheet, returns above the cost of capital and positioned for future growth opportunities.

For fiscal 2016, which began on September 1st, 2015, and wrapped up on August 31st, 2016, we reported net income of $424.2 million. That’s down 46 percent from $781 million for fiscal 2015 and reflects lower pre-tax earnings within our Energy and Ag segments, as well as the Corporate and Other category. The lower pre-tax earnings within Energy and Ag were partly offset by increased pretax earnings in our Foods segment, as well as seven months of earnings generated by our February 2016 strategic investment in CF Industries Nitrogen LLC — which I’ll refer to from here on out as CF Nitrogen.

Given the lower prices for the energy, grains and fertilizer products that comprise much our business, as you’d expect our revenues also declined in 2016 to $30.3 billion. That’s down 12 percent from $34.6 billion for fiscal 2015.

We’ll now take a brief look at results from each of our CHS businesses.

For Energy, year-over-year pre-tax earnings declined 49 percent to $275.4 million for fiscal 2016. That was primarily due to significantly lower refining margins for the company’s two refineries. Earnings for the CHS Transportation business also declined.

Within Energy, two of our businesses set earnings records in 2016. Propane’s performance was significantly better than fiscal 2015, which was a challenged year because both crop drying and winter heating demands were down. And, CHS Lubricants reported its second consecutive year of record earnings.

The Ag segment includes our agricultural inputs, grain marketing, local retail and processing businesses. Here we posted fiscal 2016 pre-tax income of $30.9 million. That’s down 79 percent from fiscal 2015. As you may recall, fiscal 2015 included a $116.5 million one-time impairment charge due to our decision to end the development of a nitrogen fertilizer plant at Spiritwood, North Dakota.

Also within the Ag segment are results for Country Operations which, as you know, includes our local retail, animal nutrition and sunflower businesses. We saw earnings decline at the local retail operations level primarily due to lower margins. This was partially offset by higher 2016 grain volumes compared with fiscal 2015.

Lower margins also contributed to a decline in earnings for our wholesale Crop Nutrients business. Our Grain Marketing earnings also decreased in fiscal 2016, primarily due to lower margins which were partially offset by higher volumes.

Within CHS Processing and Food Ingredients, we saw lower year-over-year earnings for fiscal 2016. This was primarily due to costs associated with the impairment and sale of some assets, along with a specific customer receivable write-off and, to a lesser extent, lower crushing margins. Our Renewable Fuels marketing and production operations also declined in fiscal 2016 as a result of lower ethanol market prices. This was partially offset by increased volumes.

As I mentioned earlier, we made our long-term strategic investment in CF Nitrogen back on February 1st and are reporting this investment as our Nitrogen Production segment. Here we saw 2016 income before taxes, net of allocated expenses, of $34.1 million for seven months.

This year we’re reporting pre-tax earnings of $64.8 million, also net of allocated expenses, from our ownership interest in Ventura Foods under the Foods segment. Given the importance of Ventura Foods in our overall earnings for fiscal 2016, we are reporting it separately.

We’d previously included Ventura Foods results under the Corporate and Other heading.

Within Corporate and Other, I’m pleased to report slightly higher earnings for fiscal 2016 for our business services operations, including CHS Insurance, CHS Hedging and CHS Capital, along with lower year-over-year income from our portion of the Ardent Mills wheat milling joint venture.

So to recap, that’s the overview of fiscal 2016 — $424.2 million in net income on revenues of $30.3 billion.

Now let’s look at the most essential economic deliverable to our owners — cash returns on your business with CHS.

First, for fiscal 2016, based on fiscal 2015 earnings, CHS returned about $516 million to owners in the form of cash patronage, equity redemptions, preferred stock and dividends on preferred stock. Here’s a look at how that broke down.

And, based on fiscal 2016 results, we expect to return an estimated $337 million to our owners during fiscal 2017. This estimate includes cash patronage, equity redemptions to eligible member cooperatives and individuals, and dividends on preferred stock.

As you can see, out of the total estimated distribution, $167 million represents dividends on our five classes of preferred stock. I want to stress two things: First, dating back to our initial issuance nearly a dozen years ago, preferred stock has been a sound and effective equity management tool, enabling CHS to build its balance sheet and invest in the future for you without taking on excessive long-term debt and the associated restrictive financial covenants.

Preferred stock has enabled us to make significant investments in our refineries, in our domestic and export grain businesses, in value-added processing facilities, and in a long-term dependable supply of nitrogen fertilizer margins.

Second, while we don’t maintain the ownership records, and we realize shares are bought and sold each day, we do know that our member cooperatives and individual producers are among our preferred shareholders, and thus receive preferred dividends. To date, we’ve issued just over $500 million of CHS preferred stock to member cooperatives and individual producers through allocated equity redemption. That’s about one-quarter of the total $2.2 billion in outstanding shares. And, we also have been told that a number of our owners have purchased additional shares of CHS preferred stock on their own.

I also know from my years on this stage, that many of you are interested in knowing the 2016 patronage rates on our key products. These are still preliminary, but here’s a look at some of the key fiscal 2016 patronage rates:

And one final point on upcoming cash returns. Our objective is to distribute these during our typical late winter time frame. This past year, as you’ve heard, we started implementing CHS United — our new enterprise technology platform. And, as you know from putting in new systems at your co-ops, installing a new home computer or even upgrading your smartphone, there’s always a learning curve. So far, we’ve successfully met each major CHS United milestone — including financial reporting and calculating member votes and patronage. This will be our first opportunity to process cash patronage distributions with the new tool. And the team has assured me that we will make this year’s patronage payments within a similar timeframe.

As I’ve said to groups of owners and employees, and financial partners over the past year, in a market environment like this our priority is to “control the controllables.” That’s what we’ve done during 2016 and will continue to do during fiscal 2017 and beyond.

This means sustaining our focus on financial and operational priorities. It means putting safety first. It means managing our expenses and staffing prudently. And, it means continuing to make the necessary investments and operational upgrades that are critical to serving our owners and customers.

As I mentioned earlier, our $2.8 billion investment in CF Nitrogen was transformational — an investment intended to benefit CHS owners today and for generations to come. When it came time to execute the deal, we made sure we had the essentials in place to take this important step in a challenging near-term environment — a strong balance sheet and ample liquidity to meet business needs.

And due to our unwavering focus on the essentials throughout fiscal 2016 — and tremendous support from our Board and employee team — I am pleased to report to you that the CHS balance sheet is solid and remains strong.

Our funded debt-to-equity ratio ended the year at 32 percent. That’s comparable to fiscal 2014, and is well within the limits set by our banks and our own more conservative financial guardrails. It also reflects our diligence in reducing funded debt even while making our CF Nitrogen investment.

For debt-to-cash flow, we again remain well below bank covenants, having reduced funded debt by $600 million versus the fiscal 2016 budget. As the year ended, the ratio was 2.37 times, bumping up against our conservative guardrail of 2.35 times. This provides CHS, your company, with appropriate financial flexibility as we navigate through this business cycle.

So what does the future look like?

No matter how much I try, I cannot predict the future and, as we’ve said many times, it’s impossible to know where the cycle will turn or when.  We can’t control how the cycle will play out. But, we can — and we will — stay steadfastly focused on the essentials that will keep our balance sheet strong. We will continue to control the controllables.

We will manage the CHS balance sheet to ensure strength and liquidity. As we ended fiscal 2016, we had more than $2 billion in undrawn committed credit.

After lowering our sales and administrative expenses by $50 million in 2016 versus the budget, we’re committed to keeping overhead flat through the next two years. Doing this will include identifying and maximizing the value of our CHS United enterprise technology platform, adopting leading practices, and implementing shared services in a number of work streams across the company.

We will be disciplined in our capital expenditures, putting first things first — safety and maintaining our facilities.

We will continue to optimize our working capital investment by focusing on accounts receivable, inventories and accounts payable.

And, we will work to drive economic value creation of our businesses for our owners. CHS has made significant investments on your behalf over the past five years at an average annual rate of three-to-four times depreciation. That’s significant growth capital. Now we must make sure those investments and ALL CHS assets and operations deliver value for our member-owners.

During fiscal 2017, we’re adding Return on Assets — or ROA — as a key metric to measure financial performance, particularly at the business unit and asset level. This allows us to see how a business performs over a period of years. And it allows us to measure performance consistently compared to CHS’s cost of capital.

So that’s my fiscal 2016 financial report. I hope that the underlying message is very clear. Your company’s financial foundation is solid and we are committed to keeping it that way as we navigate this challenging environment.

As I said at the beginning of this speech, even though I’m a numbers guy, I know this cooperatively owned business is really about people. Our owners. Our customers. Our employees and their families. People who continue to remind me what’s important.

Early one morning last month, a millennial member of our finance team provided me with such a reminder. This young man and I have had several development discussions over time. At one point, he asked me to recommend a book that had been impactful in my development. I had suggested one of my all-time favorites — Stephen Covey’s “The Seven Habits of Highly Effective People.”

In early November, he stopped by to say he’d bought it, was getting a lot out of it and asked if I would discuss it with him. His enthusiasm prompted me to pick up my own battered copy where I quickly saw the connection not only to our annual meeting theme, but also to our focus as a company, in three of those seven habits.

Habit Number One — be proactive. That is, to control the controllables.

Habit Number Two — begin with the end in mind. That’s easy. It’s why we’re here. It’s helping our owners grow and adding value for them, our employees and others who count on us, like the folks in Hallock, Minnesota.

Habit Number Three — put first things first. That’s what we’ve done during fiscal 2016. That’s our priority for fiscal 2017 and always.

We are committed to keeping your company strong and adding value for you today and for many tomorrows to come. So as I look forward, whether it’s written in the margin of a battered book, on the windows of my office, a 3 by 5 notecard, or carried in my thoughts, I remain steadfastly focused on the essentials.

Every day.

Thank you and have a happy and safe holiday season.